CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund III of our report dated September 28, 2020, relating to the financial statements and financial highlights, which appears in GQG Partners Emerging Markets Equity Fund, GQG Partners Global Quality Equity Fund, and GQG Partners US Select Quality Equity Fund’s Annual Report on Form N-CSR for the year ended July 31, 2020. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 25, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund III of our report dated September 28, 2020, relating to the financial statements and financial highlights, which appears in SGA International Equity Fund’s Annual Report on Form N-CSR for the year ended July 31, 2020. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 25, 2020